SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: September 7, 2006

UNICO INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Arizona	000-30239	13-4171971
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8880 Rio San Diego Drive, 8th Floor, San Diego, California 92108

(Address of principal executive offices)

Registrant's telephone number, including area code: (619) 209-6124

N/A

(Former name or former address, if changed since last report)

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

From September 7, 2006 through December 8, 2006, the Company issued, under court ordered settlements, 625,831,165 shares of unregistered common stock as satisfaction of past due convertible debentures totaling $1,220,000 previously issued to third parties. No underwriters were involved, and no underwriting discounts or commissions were paid.  Under the terms of the settlements, the Company is relieved of any further obligations under the debentures.  Of the total shares issued, 350,000,000 shares have been placed in escrow to prevent their immediate resale into the public market.  While in escrow, the shares will be voted by the Company’s Board of Directors on any shareholder matters.  The shares are not otherwise restricted as to their transfer and were issued exempt from registration pursuant to Section 3(a)(10) of the Securities Act of 1933.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

A) Financial Statements: N/A

B) Exhibits: N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNICO INCORPORATED

Date: December 29, 2006	/s/ Mark Lopez
Mark Lopez, Chief Executive Officer